Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2022 Financial Results

and Raises Full Year 2022 Financial Guidance

–	Record revenue of $207.6 million for the quarter, representing overall growth of 27% as reported and 32% at constant currency (year-over-year)

–	Strong organic revenue growth of 29% and strong base business growth of 41% for the quarter

–	Revenue guidance raised to $790 - $810 million for full year 2022

WALTHAM, Mass. – August 02, 2022 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter ended June 30, 2022. Provided in this press release are financial highlights for the three- and six-month periods ended June 30, 2022, updates to our financial guidance for the year 2022 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “I’m very pleased with our performance for the second quarter where we generated $208 million in revenue, representing 29% year-over-year organic growth. We continue to be encouraged by the strength of our base business, which was up over 40% in the quarter, led by our Filtration and Chromatography franchises. We see market momentum within our core monoclonal antibody and gene therapy markets, and with new manufacturing capacity coming on-line and a strong first half in orders, we are confident about our 2022 finish. We now expect overall revenues to be in the range of $790 million to $810 million for the year.”

Financial Highlights for Second Quarter 2022

•	Revenue increased by $44.7 million in the second quarter, or 27% year-over-year as reported, and 32% at constant currency, to $207.6 million.

•	GAAP gross margin was 58.5% and adjusted (non-GAAP) gross margin was 58.7%.

•	GAAP operating margin was 30.4%, an increase of 80 bps year-over-year; Adjusted (non-GAAP) operating margin was 31.6%.

•

GAAP fully diluted earnings per share (“EPS”) increased to $0.88 compared to $0.64 for the second quarter of 2021; adjusted (non-GAAP) fully diluted earnings per share (“Adjusted EPS”) increased to $0.91 compared to $0.79 for the second quarter of 2021.

Financial Details for Second Quarter and First Half 2022

REVENUE

•

Total revenue for the second quarter of 2022 increased to $207.6 million compared to $163.0 million for the second quarter of 2021, a year-over-year increase of 27% as reported, including 29% organic growth, and 32% at constant currency.

•

Total revenue for the first half of 2022 increased to $414.0 million compared to $305.8 million for the first half of 2021, a year-over-year increase of 35% as reported, including 36% organic growth, and 40% at constant currency.

REVENUE MIX

•

For the second quarter of 2022, our base business accounted for 80% of revenue, COVID-related sales accounted for 17% of revenue, and inorganic revenue from acquisitions made in 2021 accounted for 3% of revenue.

•

For the first half of 2022, our base business accounted for 76% of revenue, COVID-related sales accounted for 21% of revenue, and inorganic revenue from acquisitions made in 2021 accounted for 3% of revenue.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the second quarter of 2022 was $121.4 million, a year-over-year increase of $20.4 million. Adjusted gross profit (non-GAAP) for the second quarter of 2022 was $121.9 million, a year-over-year increase of $20.8 million, or 21%.

•

Gross margin (GAAP) for the second quarter of 2022 was 58.5%, compared to 62.0% for the second quarter of 2021. Adjusted gross margin (non-GAAP) for the second quarter was 58.7%, compared to 62.0% in the 2021 period.

•

Gross profit (GAAP) for the first half of 2022 was $245.4 million, a year-over-year increase of $61.4 million. Adjusted gross profit (non-GAAP) for the first half of 2022 was $246.5 million, a year-over-year increase of $60.6 million, or 33%.

•

Gross margin (GAAP) for the first half of 2022 was 59.3%, compared to 60.2% for the first half of 2021. Adjusted gross margin (non-GAAP) for the first half of 2022 was 59.5%, compared to 60.8% in the first half of 2021.

OPERATING INCOME

•

Operating income (GAAP) for the second quarter of 2022 was $63.2 million, a year-over-year increase of $14.9 million. Adjusted operating income (non-GAAP) for the second quarter of 2022 was $65.6 million, a year-over-year increase of $8.9 million, or 16%.

•

Operating income (GAAP) for the first half of 2022 was $123.2 million, a year-over-year increase of $38.5 million. Adjusted operating income (non-GAAP) for the first half of 2022 was $132.9 million, a year-over-year increase of $30.6 million, or 30%.

NET INCOME

•

Net income (GAAP) for the second quarter of 2022 increased to $49.9 million, a year-of-year increase of $13.6 million. Adjusted net income (non-GAAP) for the second quarter of 2022 was $51.4 million, a year-over-year increase of $6.5 million, or 15%.

•

Net income (GAAP) for the first half of 2022 was $96.8 million, compared to $65.7 million for the first half of 2021. Adjusted net income (non-GAAP) for the first half of 2022 was $105.1 million, a year-over-year increase of $21.5 million, or 26%.

EARNINGS PER SHARE (EPS)

•

Earnings per share (GAAP) for the second quarter of 2022 increased to $0.88 on a fully diluted basis, compared to $0.64 for the second quarter of 2021. Adjusted EPS (non-GAAP) for the second quarter of 2022 increased to $0.91 on a fully diluted basis, an increase of 15% compared to $0.79 for the 2021 period.

•

Earnings per share (GAAP) for the first half of 2022 increased to $1.68 on a fully diluted basis, compared to $1.16 for the first half of 2021. Adjusted EPS (non-GAAP) for the first half of 2022 increased to $1.82 on a fully diluted basis, an increase of 23% compared to $1.47 for the first half of 2021.

EBITDA

•

Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure, for the second quarter of 2022 increased to $71.9 million compared to $56.4 million for the second quarter of 2021. Adjusted EBITDA for the second quarter of 2022 was $67.7 million, a year-over-year increase of $8.0 million, or 13%.

•

EBITDA for the first half of 2022 was $143.3 million, compared to $101.1 million for the first half of 2021. Adjusted EBITDA for the first half of 2021 was $139.9 million, a year-over-year increase of $31.5 million, or 29%.

CASH

•	Our cash and cash equivalents at June 30, 2022 were $596.5 million, compared to $603.8 million at December 31, 2021.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2022

Our financial guidance for the fiscal year 2022 is based on expectations for our existing business and includes the financial impact of our 2021 acquisitions of BioFlex Solutions (which closed on December 16, 2021), Avitide Inc. (which closed on September 20, 2021) and Polymem S.A. (which closed on July 1, 2021). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2022 GUIDANCE:

•

Total revenue is expected to be in the range of $790-$810 million, an increase from our previous guidance of $770-$800 million. Our updated guidance reflects increased projected demand for our base business products, slightly offset by slower projected COVID-related revenue. We are now guiding to overall revenue growth of 18-21% as reported, 22%-25% at constant currency, and organic growth of 19%-22%.

•

Our base business revenue, which excludes COVID-related revenue and inorganic acquisition revenue from 2021 acquisitions, is expected to grow by 31%-33%, an increase from our previous guidance of 24%-31%.

•	Gross margin is expected to be 57.5%-58.5% on both a GAAP and non-GAAP basis, an increase from our previous guidance of 57%-58%.

•

Income from operations is expected to be in the range of $200-205 million on a GAAP basis. Adjusted (non-GAAP) income from operations is expected to be in the range of $234-$239 million, an increase from our previous guidance of $225-$231 million.

•

Net income is expected to be in the range of $152-$156 million on a GAAP basis. Adjusted (non-GAAP) net income is expected to be in the range of $180-$184 million, an increase from our previous guidance of $177-$182 million. Our current guidance reflects a tax rate of 21% on adjusted pre-tax income, consistent with our previous guidance.

•

Fully diluted GAAP EPS is expected to be in the range of $2.64-$2.71. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $3.13-$3.20, an increase from our previous guidance of $3.07-$3.15.

Our non-GAAP guidance for the fiscal year 2022 excludes the following items:

•	$12.3 million estimated acquisition and integration expenses; $1.2 million in cost of product revenue, $0.7 million in R&D and $10.4 million in SG&A.

•	$26.3 million estimated intangible amortization expense in SG&A.

•	$1.8 million of amortization of debt issuance (Other income (expense)).

•	$4.3 million estimated contingent consideration expense, primarily related to estimated time value of money impacts from our 2021 Avitide acquisition.

Our non-GAAP guidance for the fiscal year 2022 includes:

•

An income tax increase of $7.8 million, representing the tax impact on acquisition and integration costs, intangible amortization and contingent consideration expense, and amortization of debt issuance costs.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, August 02, 2022, at 8:30 a.m. EST, to discuss second quarter 2022 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 4666336.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency; adjusted gross profit and adjusted gross margin; adjusted income from operations; adjusted operating income and adjusted net income; earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted net income; adjusted net income per share - diluted; adjusted fully diluted earnings per share; adjusted cost of sales; adjusted R&D expense; and adjusted SG&A expense. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation and the impact of acquisition revenue for current year periods that have no prior year comparable in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition-related inventory step-up costs, acquisition and integration costs, intangible amortization costs, contingent consideration expenses related to the Company’s acquisitions, amortization of debt issuance costs related to Company’s convertible debt, non-cash interest expense, loss on conversion of debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Hampshire, New Jersey and New York), and outside of the U.S. we have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company, including Repligen news releases, see our website at www.repligen.com. Follow us on LinkedIn and Twitter.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of our acquired businesses, our ability to continue to generate, and the magnitude of, COVID-related revenue, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2021 and the most recently filed Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$207,597	$162,920	$413,960	$305,657
Royalty and other revenue	36	40	73	140

Total revenue	207,633	162,960	414,033	305,797
Costs and expenses:
Cost of product revenue	86,260	61,990	168,616	121,737
Research and development	10,440	8,389	22,595	16,001
Selling, general and administrative	54,649	44,341	108,949	83,436
Contingent consideration	(6,884)	—	(9,295)	—

	144,465	114,720	290,865	221,174

Income from operations	63,168	48,240	123,168	84,623
Investment income	708	41	785	93
Interest expense	(271)	(2,787)	(563)	(5,541)
Amortization of debt issuance costs*	(453)	(357)	(905)	(709)
Other expenses, net	(3,396)	(779)	(3,798)	(1,003)

Income before income taxes	59,756	44,358	118,687	77,463
Income tax provision	9,895	8,125	21,862	11,780

Net income	$49,861	$36,233	$96,825	$65,683

Earnings per share:
Basic	$0.90	$0.66	$1.75	$1.20

Diluted*	$0.88	$0.64	$1.68	$1.16

Weighted average shares outstanding:
Basic	55,444,065	54,931,140	55,398,727	54,868,444

Diluted*	56,720,695	56,786,266	57,841,599	56,823,757

*

Under ASU 2020-06, the Company is required to reflect the dilutive effect of the 2019 Notes by application of the if-converted method. Prior to filing the Second Supplemental Indenture on March 4, 2022, the Company had the option to settle the conversion of the 2019 Notes in cash, stock or a combination of the two. Therefore, from January 1, 2022 (the date the Company adopted ASU 2020-06) to March 4, 2022, the Company included 3,474,429 shares in the denominator of the weighted average six months ended June 30, 2022 diluted EPS calculation. Subsequent to March 4, 2022, after the Second Supplemental Indenture became effective, the Company irrevocably elected to settle the conversion principal in cash and only the premium in shares of the Company’s common stock. Therefore, from March 5, 2022 to March 31, 2022 the Company included 980,525 shares and from April 1, 2022 to June 30, 2022 842,233 shares in the denominatior of the weighted average six months ended June 30, 2022 diluted EPS cacluation. Under the if-converted method, the Company was also required to exclude amortization of debt issuance cost and interest charges applicable to the convertible debt from the numerator of the diluted EPS calculation for the period from January 1, 2022 to March 4, 2022, assuming the interest on convertible debt was never recognized for that period. For the six months ended June 30, 2022 the Company excluded amortization of debt issuance costs and interest charges for the period January 1, 2022 to March 4, 2022 of $0.4 million (tax effected) from the numerator.

Balance Sheet Data:	June 30, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$596,512	$603,814
Working capital	552,473	556,415
Total assets	2,444,916	2,358,354
Long-term obligations*	216,030	233,025
Accumulated earnings	308,138	194,060
Stockholders’ equity	1,805,364	1,750,067

*	Includes long-term portion of the contingent consideration obligation related to the acquisition of Avitide Inc.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP INCOME FROM OPERATIONS	$63,168	$48,240	$123,168	$84,623

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Inventory step-up charges	—	—	—	1,598
Acquisition and integration costs	2,702	3,218	5,891	5,769
Contingent consideration	(6,884)	—	(9,295)	—
Intangible amortization	6,572	5,161	13,165	10,323

ADJUSTED INCOME FROM OPERATIONS	$65,558	$56,619	$132,929	$102,313

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP NET INCOME	$49,861	$36,233	$96,825	$65,683

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	—	—	—	1,598
Acquisition and integration costs	2,702	3,218	5,891	5,769
Contingent consideration	(6,884)	—	(9,295)	—
Intangible amortization	6,572	5,161	13,165	10,323
Loss on conversion of debt	—	4	—	4
Amortization of debt issuance costs	453	357	905	709
Non-cash interest expense(1)	—	2,505	—	4,981
Tax effect of non-GAAP charges	(1,317)	(2,615)	(2,359)	(5,437)

ADJUSTED NET INCOME	$51,387	$44,863	$105,132	$83,630

(1)	Includes impact from adoption of ASU 2020-06.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP NET INCOME PER SHARE - DILUTED	$0.88	$0.64	$1.68	$1.16

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Inventory step-up charges	—	—	—	0.03
Acquisition and integration costs	0.05	0.06	0.10	0.10
Contingent consideration	(0.12)	—	(0.16)	—
Intangible amortization	0.12	0.09	0.23	0.18
Loss on conversion of debt	—	0.00	—	0.00
Amortization of debt issuance costs(1)	0.01	0.01	0.01	0.01
Non-cash interest expense(2)	—	0.04	—	0.09
Tax effect of non-GAAP charges	(0.02)	(0.05)	(0.04)	(0.10)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.91	$0.79	$1.82	$1.47

(1)

The six months ended June 30, 2022 represented amortization of debt issuance costs for the period April 1, 2022 to June 30, 2022 in addition to the amortization of debt issuance costs for the period March 5, 2022 to March 31, 2022 after the Second Supplemental Indenture was filed. Debt issuance cost for the period January 1, 2022 to March 4, 2022 were already reflected in the GAAP net income per share - diluted EPS under the if-converted method of calculating diluted EPS for the six months ended June 30, 2022.

(2)	Includes impact from adoption of ASU 2020-06.

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP NET INCOME	$49,861	$36,233	$96,825	$65,683
ADJUSTMENTS:
Investment income	(708)	(41)	(785)	(93)
Interest expense	271	282	563	560
Non-cash interest expense(1)	—	2,505	—	4,981
Amortization of debt issuance costs	453	357	905	709
Income tax provision	9,895	8,125	21,862	11,780
Depreciation	5,500	3,797	10,713	7,052
Amortization(2)	6,599	5,190	13,220	10,379

EBITDA	71,871	56,448	143,303	101,051
OTHER ADJUSTMENTS:
Inventory step-up charges	—	—	—	1,598
Acquisition and integration costs	2,702	3,218	5,891	5,769
Contingent consideration	(6,884)	—	(9,295)	—
Loss on conversion of debt	—	4	—	4

ADJUSTED EBITDA	$67,689	$59,670	$139,899	$108,422

(1)	Includes impact from adoption of ASU 2020-06.
(2)	Includes amortization of milestone payments in accordance with GAAP of $27 for the three months ended June 30, 2022 and 2021 and $55 for the six months ended June 30, 2022 and 2021.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP COST OF SALES	$86,260	$61,990	$168,616	$121,737

ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	—	—	—	(1,598)
Acquisition and integration costs	(507)	(83)	(1,034)	(164)

ADJUSTED COST OF SALES	$85,753	$61,907	$167,582	$119,975

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP R&D EXPENSE	$10,440	$8,389	$22,595	$16,001

ADJUSTMENT TO R&D EXPENSE:
Acquisition and integration costs	(208)	(361)	(525)	(581)

ADJUSTED R&D EXPENSE	$10,232	$8,028	$22,070	$15,420

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP SG&A EXPENSE	$54,649	$44,341	$108,949	$83,436

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(1,986)	(2,774)	(4,331)	(5,024)
Intangible amortization	(6,572)	(5,161)	(13,165)	(10,323)

ADJUSTED SG&A EXPENSE	$46,091	$36,405	$91,453	$68,089

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2022
	Low End	High End
GUIDANCE ON NET INCOME	$152,000	$156,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	12,327	12,327
Anticipated pre-tax amortization of acquisition-related intangible assets	26,317	26,317
Amortization of debt issuance costs	1,809	1,809
Contingent consideration	(4,295)	(4,295)
Tax effect of intangible amortization and integration	(7,801)	(7,801)
Guidance rounding adjustment	(358)	(358)

GUIDANCE ON ADJUSTED NET INCOME	$180,000	$184,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2022
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$2.64	$2.71
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.21	0.21
Anticipated pre-tax amortization of acquisition-related intangible assets	0.46	0.46
Amortization of debt issuance costs	0.03	0.03
Contingent consideration	(0.07)	(0.07)
Tax effect of intangible amortization and integration	(0.14)	(0.14)
Guidance rounding adjustment	—	—

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$3.13	$3.20

Totals may not add due to rounding.

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